UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

CONCEPTUS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27596	94-3170244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (650) 962-4000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on April 28, 2013, Conceptus, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bayer HealthCare LLC, a Delaware limited liability company (“Parent”), and Evelyn Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to acquire all of the issued and outstanding shares of common stock of the Company, par value $0.003 per share (the “Shares”), at a price per Share of $31.00 (the “Offer Price”), payable net to the holder thereof in cash, without interest, subject to any withholding taxes required by applicable law, on the terms and subject to the conditions set forth in the Offer to Purchase, dated May 7, 2013 (together with any amendments or supplements thereto, the “Offer to Purchase”) and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

On June 5, 2013, pursuant to the Merger Agreement, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), pursuant to which the Company became a wholly-owned subsidiary of Parent. In order to accomplish the Merger as a short-form merger under applicable Delaware law, Purchaser exercised its “top-up” option (the “Top-Up Option”) pursuant to the Merger Agreement, which permitted Purchaser to purchase newly-issued Shares (the “Top-Up Shares”) directly from the Company at the Offer Price.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 5, 2013, the Merger was consummated. Each Share outstanding immediately prior to the effective time of the Merger, other than (i) any Shares held by Parent or any of its subsidiaries, including Purchaser, or in the treasury of the Company or (ii) any Shares held by stockholders of the Company who are entitled to exercise, and properly exercise, appraisal rights with respect to their Shares under Delaware law, was cancelled and converted into the right to receive an amount in cash equal to the Offer Price, payable to the holder thereof, without interest, subject to any withholding taxes required by applicable law, on the terms and subject to the conditions set forth in the Merger Agreement.

In addition, pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Company stock option, stock appreciation right and restricted stock unit, whether vested or unvested, that was outstanding immediately prior to the effective time of the Merger was cancelled and, in exchange therefor, each former holder of any such cancelled securities shall receive a cash amount equal to the product, if any, of (i) the Offer Price, less any applicable exercise price per Share, and (ii) the number of Shares covered by such cancelled security, subject to reduction for any taxes withheld pursuant to applicable law.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 28, 2013 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in the Introduction and Item 2.01 and Item 5.01 hereof, which such descriptions are incorporated by reference into this Item 3.01, the Company requested that the Shares be withdrawn from listing on The NASDAQ Global Select Market as of the close of market on June 5, 2013. The Company also requested that the NASDAQ Stock Market, LLC (“NASDAQ”) file with the Securities and Exchange Commission a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares will be delisted from The NASDAQ Global Select Market. The Company intends to file with the Securities and Exchange Commission a Form 15 under the Exchange Act relating to the Shares, which will suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth above under Item 5.01 hereof with respect to the Top-Up Option is incorporated by reference into this Item 3.02.

Item 3.03. Material Modifications to Rights of Security Holders.

At the effective time of the Merger, each Share outstanding immediately prior to such time, other than (i) any Shares held by Parent or any of its subsidiaries, including Purchaser, or in the treasury of the Company or (ii) any Shares held by stockholders of the Company who are entitled to exercise, and properly exercise, appraisal rights with respect to their Shares under Delaware law, was cancelled and converted into the right to receive an amount in cash equal to the Offer Price, payable to the holder thereof, without interest, subject to any withholding taxes required by applicable law, on the terms and subject to the conditions set forth in the Merger Agreement.

Item 5.01. Changes in Control of Registrant.

The Offer expired in accordance with its terms at 12:00 midnight, New York City time, on June 5, 2013 (one minute after 11:59 p.m., New York City time, on June 4, 2013). The Company was advised by Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), that, as of the expiration time of the Offer, a total of 29,785,359 Shares were validly tendered into and not withdrawn from the Offer, representing approximately 89.76% of the Shares then outstanding. In addition, the Depositary has received commitments to tender 2,198,177 Shares in accordance with the guaranteed delivery procedures. Purchaser has accepted for payment all Shares that were validly tendered into and not withdrawn prior to the expiration time of the Offer (such time of acceptance, the “Acceptance Time”) and has made payment to the Depositary for such Shares.

Immediately following the Acceptance Time and payment for the Shares that were validly tendered in the Offer, the Purchaser exercised the Top-Up Option, pursuant to which the Company issued to Purchaser 1,000,000 Top-Up Shares for an aggregate purchase price of $31,000,000. The Top-Up Shares, taken together with the Shares owned, directly or indirectly, by Purchaser immediately following the Acceptance Time and payment for the Shares that were validly tendered in the Offer, constituted more than 90% of the outstanding Shares (after giving effect to the issuance of all Shares subject to the Top-Up Option), the applicable threshold required to effect a short-form merger under applicable Delaware law without shareholder approval. The Top-Up Shares were offered and sold to Purchaser, without the involvement of an underwriter, in a privately-negotiated transaction in reliance upon an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Following the consummation of the Offer and the exercise of the Top-Up Option, in accordance with the Merger Agreement, Parent completed its acquisition of the Company by effecting a short-form merger under applicable Delaware law. The Merger became effective upon filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on June 5, 2013.

The aggregate cost to acquire all outstanding Shares pursuant to the Offer, the Top-Up Option and the Merger is approximately $1,100,000,000. Such amount is being funded by the available cash, cash equivalents and operational cash flow of Bayer Aktiengesellschaft, Parent and their respective affiliates. The funds from such sources are being provided to Purchaser through customary intragroup transfers and transactions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, each of Kathryn A. Tunstall, D. Keith Grossman, Thomas F. Bonadio and Robert V. Toni resigned from the board of directors of the Company (the “Board”) and from all committees of the Board on which such directors served, effective as of the Acceptance Time on June 5, 2013, subject to payment for the Shares tendered into the Offer.

Also on June 5, 2013, in connection with the Merger and as contemplated by the Merger Agreement, John L. Bishop, Paul A. LaViolette and Peter L. Wilson resigned from the Board and from all committees of the Board on which such directors served, effective as of the effective time of the Merger.

Pursuant to the terms of the Merger Agreement, on June 5, 2013, the Board resolved to appoint the following individuals as members of the Board effective June 5, 2013: Keith R. Abrams, Daniel Apel, Paul Bedard, Robert S. Meece, Tracy E. Spagnol and Alan D. Stevenson. Such persons were designated for appointment as members of the Board by Parent pursuant to the Merger Agreement. Each such person is an officer and/or director of Parent and/or Purchaser. Information about the directors designated for appointment by Parent was previously disclosed in the Information Statement comprising Annex I to the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the Securities and Exchange Commission on May 7, 2013 (together with any amendments or supplements thereto, the “Schedule 14D-9”), and is incorporated herein by reference.

The other information required by Item 5.02 of Form 8-K is contained in the Schedule 14D-9, including the Information Statement comprising Annex I thereto, and such information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2013, in connection with the consummation of the Merger, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws were amended and restated in their entirety to read identically to the forms attached as Exhibits A and B, respectively, to the Merger Agreement. The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

“Controlled Company” Exemptions from Certain NASDAQ Rules

As a result of the transactions described in Item 5.01 hereof, Parent and Purchaser have acquired control of more than 50% of the voting power of the Company and, as a result, the Company qualifies as a “controlled company” as defined in Rule 5615(c)(1) of the Listing Rules of NASDAQ (the “NASDAQ Rules”). Therefore, as of June 5, 2013, the Company is exempt from certain corporate governance requirements of the NASDAQ Rules including, among others, the requirement that the Board be comprised of a majority of independent directors. The Company intends to rely on the exemptions available to a controlled company under the NASDAQ Rules.

Bayer Aktiengesellschaft’s Announcement of the Completion of the Offer

In addition, on June 5, 2013, Bayer Aktiengesellschaft issued a press release announcing the completion of the Offer. Copies of the press release and a German translation thereof are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.

Forward-Looking Statements

Certain statements either contained or incorporated by reference herein, other than purely historical information, and the assumptions upon which those statements are based are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. The forward-looking are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties included the risks detailed in the Company’s public filings with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (as amended) and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of April 28, 2013, by and among Bayer HealthCare LLC, Evelyn Acquisition Company and Conceptus, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, dated April 28, 2013).

3.1	Amended and Restated Certificate of Incorporation of Conceptus, Inc.

3.2	Amended and Restated Bylaws of Conceptus, Inc.

99.1	Press Release of Bayer Aktiengesellschaft, dated June 5, 2013.

99.2	German translation of Press Release of Bayer Aktiengesellschaft, dated June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of June 5, 2013

CONCEPTUS, INC.

By:	/s/ Gregory E. Lichtwardt
Name:	Gregory E. Lichtwardt
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 28, 2013, by and among Bayer HealthCare LLC, Evelyn Acquisition Company and Conceptus, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, dated April 28, 2013).

3.1	Amended and Restated Certificate of Incorporation of Conceptus, Inc.

3.2	Amended and Restated Bylaws of Conceptus, Inc.

99.1	Press Release of Bayer Aktiengesellschaft, dated June 5, 2013.

99.2	German translation of Press Release of Bayer Aktiengesellschaft, dated June 5, 2013.